EX-99.77J REVALUATN

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended November 30, 2013, the PIA Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Net Investment
Income/(Loss)
Accumulated Net
Realized
Gain/(Loss)

Paid-in Capital

BBB Bond Fund
$    (63)
$    63
-
MBS Bond Fund
999,412
(999,412)
-
Short-Term Securities Fund
59,896
123,207
(183,103)

For the year ended November 30, 2013, the Semper MBS Total Return Fund made the following permanent tax adjustments on the statement of assets and liabilities:

Undistributed Net
Investment
Income/(Loss)
Accumulated Net
Realized
Gain/(Loss)
Semper MBS Total Return Fund
$15,734
$(15,734)

For the year ended November 30, 2013, the WBI Absolute Return Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net
Investment
Income/(Loss)
Accumulated Net
Realized
Gain/(Loss)
WBI Absolute Return Balanced Fund
$(26,239)
$26,239
WBI Absolute Return Dividend Growth
         (58)
        58
WBI Absolute Return Balanced Plus Fund
      (1,691)
    1,691
WBI Absolute Return Dividend Income
        (193)
      193

The reclassifications have no effect on net assets or net asset value per share.